UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): March 14, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01     Entry into a Material Definitive Agreement.
On March 15, 2019, Horizon Global Corporation (the “Company”) entered into a Second Lien Term Loan Credit Agreement (the “Second Lien Term Loan Agreement”) with Cortland Capital Markets Services LLC (“Cortland”), as administrative agent and collateral agent, and the lenders party thereto (the “Second Lien Lenders”). The Second Lien Term Loan Agreement provides for a term loan facility in the aggregate principal amount of $51,020,408, all of which has been borrowed by the Company. Certain of the lenders under the Company’s existing term loan facility provided pursuant to the Term Loan Credit Agreement, dated as of June 30, 2015, as amended (the “Term Loan Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, are the lenders under the Second Lien Term Loan Agreement. A portion of the proceeds received by the Company under the Second Lien Term Loan Agreement were used to pay in full all outstanding debt incurred under the Credit Agreement, dated as of February 20, 2019 (the “Senior Credit Agreement”), with Cortland, as administrative agent and collateral agent, and the lenders party thereto. On March 14, 2019, the Company had entered into an amendment to the Senior Credit Agreement to extend the maturity until March 15, 2019. As a result of the repayment of all amounts outstanding under the Senior Credit Agreement, it has been terminated and is no longer in effect.
The interest on the term loans under the Second Lien Term Loan Agreement may be paid, at the Company’s election, in cash, at the customary eurocurrency rate plus a margin of 10.50% per annum, or in-kind, at the customary eurocurrency rate plus a margin of 11.50%; provided that if the term loans are converted to base rate loans, the interest rate on interest paid (i) in cash will be the customary base rate plus a margin of 9.50% per annum and (ii) in-kind will be the customary base rate plus a margin of 10.50%; provided, further, however, that cash interest payments are currently prohibited under the Term Loan Agreement and the ABL Credit Agreement (as defined below). There are not amortization payments required under the Second Lien Term Loan Agreement. Borrowings under the Second Lien Term Loan Agreement mature on September 30, 2021. All of the indebtedness under the Second Lien Term Loan Agreement is and will be guaranteed by the Company’s existing and future domestic subsidiaries and certain foreign subsidiaries and is and will be secured by substantially all of the assets of the Company and such guarantors.
Additionally on March 15, 2019, the Company entered into (i) the Sixth Amendment to Credit Agreement (the “Term Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, certain of its affiliates and certain other institutions named on the signature pages thereto, to amend the Term Loan Agreement and (ii) the Seventh Amendment to Amended and Restated Loan Agreement and Omnibus Amendment (the “ABL Amendment”) with Bank of America, N.A., as administrative agent, and certain other financial institutions named on the signature pages thereto, to amend the Amended and Restated Loan Agreement, dated as of December 22, 2015 (the “ABL Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A., as administrative agent and the other lenders that are parties thereto. The Term Amendment and the ABL Amendment, among other modifications, permitted the Borrower to enter into the Second Lien Term Loan Agreement and modified certain covenants, including removing the net leverage ratio covenant in the Term Loan Agreement as of December 31, 2018.

Item 3.02	Unregistered Sales of Equity Securities.
In connection with the entry into the Second Lien Term Loan Agreement, the Company issued five-year warrants to the Second Lien Lenders to purchase up to 3,601,902 shares of the Company’s common stock (“Common Stock”) with an exercise price of $1.50 per share, subject to adjustment as provided in the warrants. In connection with the issuance of warrants to affiliates of a greater than five percent stockholder of the Company, the Company also issued 90,667 shares of Series A preferred stock (“Series A Preferred Stock”) to such Second Lien Lenders with a liquidation value of $100 per share. Shares of Series A Preferred Stock are entitled to cumulative dividends, at a rate of eighteen percent per annum, if and when declared by the board of directors of the Company. The Series A Preferred Stock is non-voting. In the event of any liquidation, each Series A Preferred Stock holder is entitled to, prior and in preference to any other distribution, two times the liquidation value per share plus all accrued but unpaid dividends. Upon the receipt of the approval of the Company’s stockholders, the shares of Series A Preferred Stock will convert into warrants to purchase an additional 2,648,098 shares of Common Stock, plus warrants to purchase additional shares of Common Stock determined upon the amount of accrued and unpaid dividends at the time of such approval, in each case with an exercise price of $1.50 per share, subject to adjustment as provided in the warrants.
The foregoing description of the warrants is qualified in its entirety by reference to the forms of the warrants, which are attached hereto as Exhibits 4.1 and 4.2. The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations for the Preferred Stock, which is attached hereto as Exhibit 3.1.
The offer and sale of the securities described above were made only to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933 (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the issuance of the Series A Preferred Stock, the board of directors of the Company approved the Series A Preferred Stock Certificate of Designations, which is attached hereto as Exhibit 3.1 The information regarding the Series A Preferred Stock set forth above under Item 3.02 is incorporated by reference into this Item 5.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Series A Preferred Stock Certificate of Designations
4.1	Form of Warrant
4.2	Form of Warrant (Relating to Series A Preferred Stock)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	March 15, 2019	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary